UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 7, 2013

PROBE MANUFACTUIRNG, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17475 Gillette Blvd., Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 273-4990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01

Entry into a Material Definitive Agreement

The information reported in Item 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities

On August 7, 2013, we held our initial closing of our Series D Preferred Stock private financing offering with two related parties, whereby we received $750,000 in financing.  Our Series D Preferred Stock offering terms allow us to raise up to $1,000,000 US with an over-allotment of $500,000 in multiple closings over the course of 6 months.

The following are primary terms of the Series D Preferred Stock Offering.  The Series D Preferred holders will be paid a special monthly divided at the rate of 17.5% per annum or at the option of the Investor such special may accrue such special dividends.  If the Company does not pay the special dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a penalty of 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, participation with common stock on an as-converted basis. The Series D Preferred holders may elect to convert the Series D Preferred Stock, in his sole discretion, at any time after a one year (1) year holding period, by sending the Company a notice to convert.  The conversion rate shall equal to the greater of $0.08 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. The Series D Preferred shall be redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred commencing any time after the one (1) year period from the Closing (the “Redemption Period”) at a price equal to the Purchase Price plus all accrued but unpaid dividends.  If Company is not in financial position to pay it back it need to notify the Investors thirty (30) days prior the Redemption Period commencing and both parties will negotiate in good faith for an extension of the Redemption Period.  Notwithstanding, the Company may elect to redeem the Series D Preferred shares any time after the Closing at a price equal to Purchase Price plus all accrued but unpaid dividends subject to the Investors right to convert by providing the Investors written notice about its intent to redeem whereby the Investor shall have the right to convert per the terms of the conversion terms at least ten (10) days prior to such redemption by the Company.

The capital received from the Series D Preferred Stock offering shall be used as working capital and is intended to replace the accounts receivable financing and credit line we have with Far West Capital, which upon the final closing Series D Preferred Stock offering.

Item 7.01 Regulation FD Disclosure.

On August 8, 2013, we disseminated an executive summary to institutional investors providing an overview of our company, our business strategy and our market opportunity, or the Executive Summary. A copy of the Executive Summary, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

10.1  Form of Series D Preferred Stock Purchase Agreement.

10.2  Form of Series F Warrant Agreement.

10.3  Form of Series G Warrant Agreement

99.1  Probe Manufacturing, Inc. Executive Summary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.
(Registrant)

Date	August 8, 2013

/s/ Kambiz Mahdi
(Signature)
Print Name: Kambiz Mahdi
Title: Chief Executive Officer

Exhibit Index

 Exhibit No.

Description

___________

__________________________________________________________

10.1

Form of Series D Preferred Stock Purchase Agreement.

10.2

Form of Series F Warrant Agreement.

10.3

Form of Series G Warrant Agreement.

99.1

Probe Manufacturing, Inc. Executive Summary.